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                                                                   Exhibit 10.13


                             OFFICE LEASE AGREEMENT

STATE OF TEXAS
COUNTY OF DALLAS

     THIS LEASE AGREEMENT, made and entered into as of the 4th day of April, 1997, by and between the Landlord and Tenant herein after named.

                              W I T N E S S E T H:

     1. Definitions and Basic Provisions. The following definitions and basic provisions shall be used in conjunction with and limited by the reference thereto in the provisions of this lease:

     (a)   "Landlord":   Collins Campbell Joint Venture

     (b)    "Tenant":    Telecom Technologies, Inc.
     (c)   "Premises":   The Atrium on Collins Phase II
                           1701 N. Collins, Suite 3000
                           Richardson, Texas 75080

as generally outlined on the plan attached hereto as Exhibit "A." The term "rentable area" as used herein, shall refer to all floor areas within the outside surface of the outer walls and the common area side of walls separating lease space from common areas and measured to the midpoint of walls separating areas leased by or held for lease to other tenants, enclosing the tenant-occupied portion of the Building. Common areas are areas devoted to corridors, elevators, foyers, rest rooms (but only on multi-tenant floors), mechanical rooms, janitor closets, vending areas, atrium planting areas, and other similar facilities for the use of all tenants. No deductions from rentable area are made for columns or projections necessary to the Building. The rentable area in the leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereof to be 20,153 square feet of rentable area, whether the same should be more or less as a result of a minor variation resulting from actual construction and completion of the leased Premises for occupancy so long as such work is done in accordance with the terms and provisions hereof. The Premises are divided into two portions, approximately 11,000 square feet of rentable area (the "First Portion") outlined on the plan attached hereto as Exhibit "A", and approximately 9,153 square feet of rentable area (the "Second Portion") also outlined on the plan attached hereto as Exhibit "A". Landlord and Tenant both agree to the following occupancy and takedown schedule: On October 1, 1997, Tenant will occupy the First Portion; on April 1, 1998, Tenant will occupy the Second Portion. The total rentable area of the Building is stipulated for all purposes herein to be 57,575 square feet. Landlord and Tenant will have the option to increase the size of the First Portion, thereby decreasing the size of the Second Portion, during the space planning process. Such a change in the sizes of the First and Second Portions will result in proportionate increases and decreases in the monthly rental installments described below.

     (d)   "Lease term":   A period of 60 months, commencing on October 1,
                             1997 (the "Commencement Date") and ending on
                             September 30, 2002.

     (e)   "Basic rental":   $ 1,827,581.68

     (f)   "Monthly rental installment":  Monthly from October 1, 1997
                                          through March 31, 1998     $17,416.67

                                          Monthly from April 1, 1998 through
                                          September 30, 2002         $31,908.92

     (g)   "Security Deposit":   $ 17,416.67.

     (h)   "Permitted use":   Office

     (i)   "Land":   The real property upon which the Project is located,
                       described more particularly on Exhibit "E" attached hereto and made a part hereof.

     (j)   "Building":  The Atrium on Collins Phase II located at 1701
                          N. Collins, Richardson, Texas 75080.

     (k)   "Project":   The Atrium on Collins Phase I and Phase II located at
                          1701 N. Collins, Richardson, Texas 75080.

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     2. Lease Grant. Before the Commencement Date. Landlord shall construct the
Building and install in the First Portion of the Premises the items to be constructed or installed by Landlord pursuant to the provisions of the Work Letter Agreement attached as Exhibit "C" hereto. On or before April 1, 1998, Landlord shall construct and install in the Second Portion of the Premises the items to be constructed or installed by Landlord pursuant to the provisions of the Work Letter Agreement. If for any reason Landlord cannot deliver the First Portion of the Premises to Tenant by the Commencement Date, this lease shall not be void or voidable, and Landlord shall not be liable for any loss or damage resulting therefrom, except that the rent payable under Paragraph 1(f) hereof shall be waived for the period between the Commencement Date and the date on which Landlord can deliver possession. If for any reason Landlord cannot deliver the Second Portion of the Premises to Tenant on or before April 1, 1998, this lease shall not be void or voidable, and Landlord shall not be liable for any loss or damage resulting therefrom, except that the rent payable under Paragraph 1(f) hereof shall be reduced to $17,416.67 for the period between April 1, 1998, and the date on which Landlord can deliver the Second Portion of the Premises. No delay in the delivery of possession shall extend the lease term. If for any reason the First Portion of the Premises are not ready for occupancy on or before October 1, 1998, Tenant may at its option cancel and terminate this Lease by written notice to Landlord delivered on or before November 1, 1998, in which event neither party shall have any further liabilities or obligations hereunder, except that Landlord will repay to Tenant any prepaid rent or security deposit. Tenant may not enter or occupy the pertinent portion of the Premises until such portion is tendered by Landlord, unless Tenant's entry relates to construction or other pre-occupancy work therein. Any entry of a pertinent portion of the Premises before the date specified in this Paragraph 2 may be made only with Landlord's written consent. The pertinent portion of the Premises shall be deemed completed and possession delivered upon completion of the items to be constructed and installed by Landlord pursuant to the provisions of the Work Letter Agreement attached as Exhibit "C", other than completion of minor finish items, if any, which do not materially interfere with Tenant's occupancy. Upon taking of possession of a pertinent portion of the Premises, Tenant shall be deemed to have accepted such portion as suitable for its purposes and shall be deemed to have waived any defects in the such portion of the Premises and in the Building, except for latent defects or the completion of any minor finish items which do not materially interfere with Tenant's occupancy.

     3. Rent. In consideration of this lease, Tenant promises and agrees to pay Landlord the basic rental (as defined in Paragraph 1(e) hereof) in two lump sum payments and thereafter in monthly installments as set forth in Paragraph 1(f) hereof, and the additional rent as determined in accordance with Exhibit "B", without deduction, set off, notice or demand.

     Sixteen and 79/100 months of basic rental, to be applied to the first seventeen monthly basic rental installments accruing hereunder, totaling $ 448,927.50 ("Prepaid Rent"), together with the security deposit (as defined in Paragraph 1(g) hereof), shall be payable by Tenant to Landlord in two lump sum payments. $241,880.42 will be due contemporaneously with the execution hereof. $224,463.75 will be due upon the later of June 1, 1997, or commencement of construction by Landlord of the work described in the Work Letter Agreement. Landlord will deposit the Prepaid Rent in an escrow account with Plano Bank & Trust to be held until occupancy of the First Portion of the Premises by Tenant, at which time the Prepaid Rent will become the property of Landlord remaining in the escrow account, which escrow account shall be debited monthly as basic rental accrues. On the first day of the seventeenth month following the date on which basic rent begins to accrue under this lease, Tenant shall pay $6,570.64. On the first day of the eighteenth month following the date on which basic rental begins to accrue under this lease. Tenant shall begin paying the scheduled monthly rental installment without demand and shall continue paying such monthly rental installments on or before the first day of each succeeding calendar month during the term hereof. The monthly rental installment for any fractional month at the beginning of the lease term shall be prorated at the nineteenth month when the payment of regularly scheduled installments commences, and for any fractional month at the end of the lease term shall be prorated at the end of the lease term.

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     If the monthly rental installment is not received by the Landlord on or before the 5th day of the month for which such monthly rental installment is due, a service charge of 2% of the monthly rental installment owed shall become due and payable in addition to the monthly rental installment owed. Such service charge is for the purpose of reimbursing Landlord for the extra costs and expenses incurred in connection with the handling and processing of late monthly rental installment payments.

     The security deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of rent and other damage, injury expense of liability caused to Landlord by such event of default. Following any such application of the security deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the security deposit to this original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this lease. If Landlord transfers its interest in the Premises during the lease term, Landlord will assign the security deposit to the transferee and thereafter shall have no further liability for the return of such security deposit. The obligation of Tenant to pay rent is an independent covenant, and no act or circumstance whatsoever, whether such act or circumstance constitutes a breach of covenant by Landlord or not shall release Tenant of the obligation to pay rent.

     4. Rental Escalation. See Exhibit "B" attached hereto and incorporated as a part hereof.

     5. Services.

          (a) Landlord agrees to furnish Tenant while occupying the Premises, at Landlord's sole cost and expense: (i) hot and cold water at those points of supply provided for general use of tenantry; (ii) electrical current for Tenant's use and occupancy of the Premises to the extent reasonably deemed to be standard in comparable suburban "Class A" low rise office buildings in Richardson, Texas, provided however, that all costs for extraordinary or unusual demand for electrical service shall be borne by Tenant; (iii) heating and air conditioning at such times as Landlord normally furnishes such services to all tenants of the Project and at such temperatures and in such amounts as are reasonably provided in comparable suburban "Class A" low rise office buildings in Richardson, Texas; (iv) janitor service on a daily basis excluding holidays and weekends and elevator service; (v) replacement of Building standard light bulbs and tubes.

          (b) Landlord does not warrant that any of such specified services will be free from interruption or stoppage, but nevertheless Landlord shall use reasonable diligence to resume any such interrupted or stopped service. Anything to the contrary notwithstanding, no failure, to any extent, to furnish such services or any stoppage or interruption of these defined services shall render Landlord liable in any respect for damages to either person, property or business, nor shall any such failure, interruption or stoppage of such services be deemed or construed as an eviction, actual or constructive, of Tenant nor work an abatement of rent nor relieve Tenant from the obligation to fulfill any covenant or agreement contained in this lease.

     6. Leasehold Improvements. Landlord agrees to install at Landlord's cost and expense, except as otherwise stated therein, the improvements described in Exhibit "C" attached hereto. Landlord has made no representations as to the condition of the Premises or the Building, or Landlord's undertaking to remodel, repair or decorate, except as expressly set forth herein and in Exhibit "C".

     7. Use. Tenant shall use the Premises only for the permitted use (as defined in Paragraph 1(h) hereof). Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used for any business or purpose other than the permitted use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extrahazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building or contents; and in the event that, by reason of acts of Tenant, there shall be any increase in the rate of Insurance on the Building or contents created by Tenant's acts or conduct of business than Tenant hereby agrees to pay to Landlord the amount of such increase promptly. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants or Landlord in management of the Building. Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) with reference to use, condition or occupancy of Premises. Tenant's obligation to comply with all laws specifically includes any and all laws applicable to Tenant and relating to environmental hazards and to accessibility by persons with disabilities. Tenant will not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, paint, install lighting, window coverings or decoration, or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof. Should Landlord agree in writing to any of the foregoing items in the preceding sentence, Tenant will maintain such permitted items in good condition and repair at all times.

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     8. Repairs and Maintenance And Compliance with Accessibility Laws

          (a) By Landlord: Landlord shall maintain only the roof, foundation, heating and air conditioning systems, common areas, plumbing, elevators, fire protection sprinkler system, the structural soundness and appearance of the exterior walls, the paving outside the Building, and the landscaping in good repair and condition, except for reasonable wear and tear. Landlord shall be responsible for pest eradication. If such pests result from Tenant's use and occupancy of the Premises, Tenant shall pay to Landlord on demand the cost for such eradication. Tenant shall give written notice to Landlord of the need for repairs or corrections and Landlord shall proceed promptly to make such repairs or corrections. Landlord's liability hereunder shall be limited to the cost of such repairs or corrections.

          (b) By Tenant: Tenant shall at its expense and risk maintain the Premises and related facilities in good repair and condition. Tenant will not in any manner deface or injure the Building, the Premises or related facilities and will pay the cost of repairing any damage or injury done by Tenant or Tenant's agents, employees or invitees. Tenant shall throughout the term of this lease take good care of the Building, the Premises and related facilities and keep them free from waste and nuisance of any kind. If Tenant shall fall to make any repair required hereunder (including all necessary replacements) within fifteen (15) days after written notification to do so, Landlord may at its option make such repair and Tenant shall, upon demand therefor, pay Landlord for the cost thereof together with interest on any such cost which remains unpaid following such demand at the rate of 10% per annum until paid.

          (c) By Landlord and Tenant: Tenant shall at its expense and risk cause the Premises and related facilities to be in compliance with the requirements of the Americans With Disabilities Act and all other pertinent laws relating to public access ("Accessibility Laws").
     Landlord shall at its expense and risk cause the common areas of the Building to comply with Accessibility Laws. Any extraordinary or atypical requirements imposed by Accessibility Laws relating to the nature of Tenant's business shall be Tenant's responsibility and Tenant shall bear the risk and expense of compliance with such extraordinary or atypical requirements. Tenant acknowledges that Landlord's responsibility is to insure that common areas of the Building comply with Accessibility Laws assuming the imposition of requirements typical for a suburban office building.

     9. Alterations and improvements. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld as to nonstructural alterations. Landlord may require, as a condition to granting its consent to any such alterations or physical additions, that Tenant agree to remove such alterations or physical additions at the end of the lease term and restore the Premises to the condition in which the same existed before such alterations or physical additions were made. At the end or other termination of this lease, Tenant shall deliver up the Premises with all improvements located thereon (except as otherwise herein provided) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys to the Premises. The cost and expense of any repairs necessary to restore the condition of the Premises to such condition in which they are to be delivered to Landlord shall be borne by Tenant. All permanent alterations, additions or Improvements made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property on termination of this lease and shall remain on the Premises without compensation to Tenant. All temporary alterations, furniture, movable trade fixtures and equipment installed and paid for by Tenant may be removed by Tenant at the termination of this lease if Tenant so elects, and shall be so removed if required by Landlord, or if not so removed shall at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in good workmanlike manner so as not to damage the Premises or the primary structure or structural qualities of the Building or the plumbing, electrical lines or other utilities.

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     10. Common Areas. The use and occupation by Tenant of the Premises shall include the use in common with others entitled thereto of the common areas, parking areas, service roads, loading facilities, sidewalks, and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this agreement and to reasonable rules and regulations for the use thereof as prescribed from time to time by Landlord.

     All common areas described above shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. Landlord shall have the right to construct, maintain, and operate lighting facilities on all such areas and improvements; to police same; from time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; and to restrict parking by tenants, their officers, agents, and employees to employee parking areas. If Landlord ever assigns non-covered parking spaces to other tenants, Tenant will be assigned a fair number of parking spaces at no charge. The number of parking spaces assigned to Tenant will be determined by looking at the rentable area of the Premises versus the rentable area let by the other tenants.

     All common areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction.

     11. Assignment and Subletting. If Tenant desires to assign this lease or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire together with the name of the proposed assignee or sublessee, a detailed description of its business, and current financial information about it in sufficient detail to allow Landlord to assess the financial condition of such proposed assignee or sublessee. Tenant shall give such notice and information to Landlord at least 60 days prior to the date on which Tenant desires to make such assignment or sublease. For the purposes hereof, transfer of more than half of the stock or other voting control of Tenant shall be deemed to constitute an assignment of this Lease. Landlord shall, within 30 days following receipt of such notice, notify Tenant in writing that Landlord elects either (i) to terminate this lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligation hereunder as to such space, (ii) to permit Tenant to assign this lease or sublet such space, or (iii) refuse to permit Tenant to assign this lease or sublet such space. If Landlord should fail to notify Tenant in writing of such election within such thirty-day period, Landlord shall be deemed to have elected (iii) above. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. Tenant shall pay all costs incurred by Landlord in connection with the foregoing provisions including without limitation legal fees, construction costs to reconfigure the Premises, and credit checks. Notwithstanding any assignment or subletting, Tenant and any guarantor of Tenant's obligations under this lease shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under this lease. Moreover, if the rental or other consideration (or a combination of the rental and any bonus or other consideration therefor or incident thereto) due and payable to Tenant by an assignee or sublessee exceeds the rental payable under this lease (appropriately prorated in the case of a sublease of less than all of the Premises), then Tenant shall be bound and obligated to pay Landlord fifty percent (50%) of all such excess rental and other excess consideration within ten (10) days after receipt thereof by Tenant. Notwithstanding the f immediately preceeding sentence, in the event that Tenant fails to occupy or vacates the Premises prior to consummating an approved sublease or assignment, Tenant shall be bound and obligated to pay to Landlord one hundred percent (100%) of all excess rental and other excess consideration. Finally, upon any assignment or subletting all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord. If Landlord transfers and assigns its interest in this lease and the Building containing the Premises, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Tenant shall not mortgage, pledge or otherwise encumber its interest in this lease or in the Premises.

     Landlord's permission to assign this lease or sublet Tenant's space will not be denied in the event the proposed assignee or sublesse is at the time of the proposed assignment or subletting a "Fortune 1000" company and the proposed assignee or sublesse will use the Premises for purely office purposes.

     12. Indemnity. Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, claims, demands, losses and actions (including attorney's fees) for any injury to person or damage to or loss of property on or about the Premises caused by the negligence or misconduct or breach of this lease by Tenant, its agents, employees, sublessees, invitees or by any other person entering the Building, the Premises, or related facilities under express or implied invitation of Tenant, or arising out of Tenant's use of the Building, the Premises, or related facilities. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition of any governmental body or authority, by other tenants of the Building or related facilities or any other matter beyond control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, the Premises or related facilities, or failure to make repairs or from any cause whatsoever except Landlord's gross negligence. Tenant shall, at all times during the term of this lease, maintain a policy or policies of insurance with the premiums thereon fully paid in advance, in amounts and with insurance companies approved by Landlord Insuring Tenant's obligations to Landlord under Paragraph 12 of this lease.

     Tenant shall not be liable for and Landlord will indemnify and save harmless Tenant of and from all fines, suits, claims, demands, losses and actions (including attorney's fees) for any injury to person or damage to or loss of property on or about the common areas of the Building caused by the gross negligence or willfull misconduct or breach of this lease by Landlord, its agents or employees.

     13. Mortgages. Tenant accepts this lease subject to any deeds of trust, security interests or mortgages which might now or hereafter constitute a lien upon the Building or improvements therein, the Premises, or related facilities, and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the property Tenant shall at any time hereafter, on demand, execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this lease to the lien of any such deed of trust, security interest or mortgage. With respect to any deed of trust, security interest or mortgage hereafter constituting a lien on the Building or improvements therein, the Premises, or related facilities. Landlord, at its sole options, shall have the right to waive the applicability of this Paragraph 13 so that this lease will not be subject and subordinate to any such deed of trust, security interest or mortgage.

     14. Insurance. Landlord shall, at all times during the term of this lease maintain a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion, or other hazards and contingencies for the full insurable value thereof; provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this lease which Tenant may bring or obtain upon the Premises, or any additional improvements which Tenant may construct thereon.

     Tenant shall, at all times during the term of this lease, maintain a policy or policies of insurance, with the premiums thereon fully paid in advance, issued by and binding upon insurance companies approved by Landlord, such approval not to be unreasonably withheld, insuring any furniture, equipment, machinery, goods or supplies which Tenant may bring or obtain upon the Premises, and any additional improvements which Tenant may construct on the Premises against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value thereof. Tenant shall also, at all times during the term of this lease, maintain a policy or policies of insurance, with the premiums thereon fully paid in advance, for comprehensive general and contractual liability insurance against claims for personal injury, death and property damage occurring in or about the Premises, such insurance to afford protection to the limits of (i) not less than $1,000,000.00 in respect of injury to or death of any number of persons arising out of any one occurrence and (ii) $1,000,000.00 in respect of any instance of property damage. Such policy or policies shall be issued by and binding upon insurance companies approved by Landlord, such approval not to be unreasonably withheld.

     Tenant shall deliver to Landlord, prior to the Commencement Date, certificates of such insurance and shall, at all times during the term of this lease, deliver to Landlord upon request true and correct copies of such insurance policies. The comprehensive general and contractual liability policy described above shall (i) name Landlord as an additional Insured, (ii) insure performance of the indemnities of Tenant contained in this lease, and (iii) be primary coverage, so that any insurance coverage obtained by Landlord shall be in excess thereof. Each insurance policy obtained by Tenant shall provide that it will not be canceled or reduced in coverage without 30 days' prior written notice to Landlord. Tenant shall deliver to Landlord certificates of renewal at least 30 days prior to the expiration date of each such policy and copies of new policies at least 5 days prior to terminating any such policies.

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     15.  Inspection. Landlord or representatives shall have the right to enter into and upon any and all parts of the Premises at any time I and without notice in the event of an emergency and with prior notice at reasonable hours to
(i) inspect same or clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (ii) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction.

     16. Condemnation. If, during the term of this lease, or any extension or renewal thereof, all of the Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this lease shall terminate and the rent shall be abated during the unexpired portion of this lease, effective on the date physical possession is taken by the condemning authority, and Tenant shall have no claim against Landlord for the value of any unexpired term of this lease.

     In the event a portion but not all of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by private sale in lieu thereof and the partial taking or condemnation shall render the Premises unsuitable for Tenant's business, then Landlord shall have the option, in its sole discretion, of terminating this lease, or, at Landlord's sole risk and expense, restoring and reconstructing the Premises to the extent necessary to make same reasonably tenantable. Should Landlord elect to restore, the lease shall continue in full force and effect with the rent payable during the unexpired portion of this lease adjusted to such an extent as may be fair and reasonable under the circumstances, and Tenant shall have no claim against Landlord for the value of any interrupted portion of this lease.

      In the event of any condemnation or taking, total or partial, Tenant shall not be entitled to any part of the award or price paid in lieu thereof, and Landlord shall receive the full amount of such award or price, Tenant hereby expressly waiving any right or claim to any part thereof.

     17. Fire or Other Casualty. In the event that the Premises should be totally destroyed by fire, tornado or other casualty or in the event the Premises or the Building should be so damaged that rebuilding or repairs cannot be completed within 180 days after the date of such damage, either Landlord or Tenant may at its option terminate this lease by delivering written notice thereof to the other party within twenty (20) days following such damage, in which event the rent shall be abated during the unexpired portion of this lease effective with the date of such damage. In the event the Premises should be damaged by fire, tornado or other casualty covered by Landlord's insurance, but only to such extent that rebuilding or repairs can be completed within 180 days after the date of such damage, or if the damage should be more serious but neither Landlord nor Tenant elects to terminate this lease, in either such event Landlord shall within thirty (30) days after the date of such damage commence to rebuild or repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition in which they were immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building or the Premises, or related facilities. In the event that the Premises are totally untenantable, Landlord shall abate the rent during the time Premises are unfit for occupancy. If the Premises are not totally untenantable, Landlord shall allow Tenant a fair diminution of rent during the time the Premises are partially unfit for occupancy. In the event any mortgagee under a deed of trust, security agreement or insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Project or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     Notwithstanding anything to the contrary contained herein in the event that either Landlord or Tenant terminates this lease, pursuant to a right granted in this Paragraph 17, any unapplied Prepaid Rent shall be refunded to Tenant.

     18. Holding Over. Should Tenant, or any of its successors in interest, hold over the Premises, or any part thereof, after the expiration of the term of this lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy at sufferance only. Such tenancy shall be at a daily rental equal to 1/30th of the higher of (i) 150% of the sum of the monthly rental installment plus the most current rental adjustment which may have been made thereto pursuant to Paragraph 4 hereof, or (ii) 150% of the current rate for the Premises being quoted by Landlord to prospective tenants. The inclusion of the preceding sentence shall not be construed as Landlord's consent for the Tenant to hold over. In the event of any unauthorized holding over, Tenant shall also indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the Leased Premises effective upon the termination of this lease Notwithstanding the foregoing during the first month of any holdover, and only during that first month, the daily rental rate shall be equal to 1/30 th of 110% of the sum of the monthly rental installment plus the most current rental adjustment which may have been made thereto pursuant to Paragraph 4 hereof.

     19. Taxes on Tenant's Property. Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord promptly that part of such taxes for which Tenant is primarily liable hereunder.

      20. Events of Default. The following events shall be deemed to be events of default by Tenant under this lease:

          (a) Tenant shall fail to pay any monthly rental installment or any portion of the basic rental hereby reserved when due and such failure shall continue for more than 10 days after I Landlord notifiles Tenant in writing of such failure to pay;

          (b) Tenant shall fail to comply with any term, provision or covenant of this lease, other than the payment of rent or shall fail to comply with any term, provision or covenant in any other agreement with Landlord affecting the Premises, and shall not cure such failure within t thirty
     (30) days after written notice there of to tenant;

          (c)  Tenant shall make an assignment for the benefit of creditors;

          (d) Tenant shall file a petition under any section or chapter of the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, or Tenant shall be adjudged bankrupt or insolvent in any proceeding filed against Tenant thereunder and such adjudication shall not be vacated or set aside within thirty (30) days;

          (e) A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant and such receivership shall not be terminated or stayed within thirty (30) days;

          (f)  Intentionally deleted;

          (g)  Intentionally deleted.; or

          (h) Tenant shall assign this lease or sublet the Premises without Landlord's consent, where Landlord's consent is required under Section 11.

     21. Remedies. Upon the occurrence of any event of default specified in Paragraph 20 hereof, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever;

          (a) Terminate this lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying such Premises or any part thereof, without being liable for prosecution or any claim of damages therefor. Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, including (i) the cost of recovering the Premises (including attorneys' fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid rent earned at the time of termination, plus interest thereon at the rate described in Paragraph 35,
     (iv) the present value (discounted at the rate of six percent (6%) per annum) of the balance of the basic rental and additional rental for the remainder of the lease term less the present value (discounted at the same rate) of the fair market rental value of the Premises for such period, taking into account the period of time the Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Premises for occupancy and the other costs (such as costs of repairs or remodeling, leasing commissions and attorneys' fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this lease;

          (b) Enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Premises on such terms as Landlord shall deem advisable and receive the rent thereof. Tenant agrees to pay to Landlord on demand any deficiency in basic rental that may arise by reason of such reletting;

          (c) Enter upon the Premises, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this lease, and tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action; and

          (d) Landlord may, and is hereby entitled and authorized, without any notice to Tenant whatsoever, to enter upon the Premises by use of a master key, a duplicate key, or other peaceable means, and to change, alter, and/or modify the door locks on all entry doors of the Premises, thereby permanently excluding Tenant, and its officers, principals, agents, employees, and representatives therefrom. If Landlord has either permanently repossessed the Premises pursuant to the foregoing provisions of this Lease, or has terminated this lease by reason of Tenant's default, Landlord shall not thereafter be obligated to provide Tenant with a key to the Premises at any time; provided, however, that in any such instance, during Landlord's regular business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Tenant not subject to the lien or security interest described herein. If Landlord elects to exclude Tenant from the Premises without permanently repossessing or terminating pursuant to the foregoing provisions of this lease, then Landlord (at any time prior to actual repossession or termination) shall not be obligated to provide Tenant a key to re-enter the Premises until such time as all delinquent rental and other amounts due under this lease have been paid in full (and all other defaults, if any, have been completely cured to Landlord's satisfaction), and Landlord has been given assurance reasonably satisfactory to Landlord evidencing Tenant's ability to satisfy its remaining obligations under this lease. During any such temporary period of exclusion, Landlord will, during Landlord's regular business hours and at Landlord's convenience, upon written request by Tenant, escort Tenant or its authorized personnel to the Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant as is not subject to the Landlord's lien and security interest described herein. This remedy of Landlord shall override and control any conflicting provisions of the Texas Property Code.

     No re-entry or taxing possession of the Premises by Landlord shall be construed as an election on its part to terminate this lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a wavier of any other violation or default.

     22. Surrender of Premises. No act or thing done by the Landlord or its agents during the term hereby granted shall be deemed as acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and subscribed by the Landlord.

     23. Attorneys' Fees. In case it should be necessary or proper for Landlord or Tenant to bring any action under this lease or to consult or place such lease, or any amount payable by Landlord or Tenant thereunder, with an attorney concerning or for the enforcement of any of Landlord's or Tenant's rights hereunder, then the non-prevailing party agrees in each and any such case to pay the prevailing party on demand a reasonable attorney's fee.

      24. Landlord's Lien. In addition to the statutory Landlord's lien, Landlord shall have, at all times, a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant, upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sales the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Paragraph 27 of this lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph 24. Any surplus shall be paid to Tenant or as otherwise required by law; and the Tenant shall pay any deficiencies forthwith. The statutory lien for rent is not hereby waived.

     25. Mechanic's Lien. Tenant will not permit any mechanic's lien or liens to be placed upon the Premises or the Project or improvements thereon during the term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien Tenant will promptly pay same. If default in payment thereof shall continue for twenty (20) days after written notice thereof from Landlord to the Tenant, the Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional rent hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of bill therefor, together with interest until repaid as provided in Paragraph 35. Tenant will have the option to "bond around" any mechanics's lien or liens, provided such bonding around is in accordance with, and permitted by, deeds of trust or mortgages affecting the Building.

     26. Waiver of Subrogation. Anything in this lease to the contrary notwithstanding, the parties hereto hereby waive any and all rights of recovery, claim action or cause of action, against each other, their agents, officers, and employees, for any loss or damage that may occur to the Premises hereby demised, or any improvements thereof, or such Project of which the Premises are a part, any improvements thereto, or related facilities, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the parties hereto, their agents, officers and employees.

     No insurer of one party hereunder shall hold any right of subrogation against the other party. If the respective insurer of Landlord and Tenant does not permit the foregoing waiver without an appropriate endorsement to such party's insurance policy, then Landlord and Tenant each covenant and agree to notify its insurer of the waiver set forth herein and to secure from such insurer an appropriate endorsement to its respective insurance policy with respect to such waiver.

     27. Notices. Each provision of the Agreement, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord, shall be deemed to be complied with when and if the following steps are taken:

     (a) All rent and other payment required to be made by Tenant to Landlord hereunder shall be payable to Landlord in Dallas County, Texas, at the address herein below set forth, or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith:

     (b) Any notice or document required to be delivered hereunder shall be deemed to be delivered if actually received and whether or not received when deposited in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested) addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have heretofore specified by written notice delivered in accordance herewith:

LANDLORD:      Collins Campbell Joint Venture
               c/o Thompson Realty Corporation
               1701 N. Collins, Suite 120
               Richardson, Texas 75080

TENANT:        Telecom Technologies, Inc.
               1701 N. Collins, Suite 3000
               Richardson, Texas 75080

     28. Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party, specifically excluding Tenant's obligation to pay rental and other monetary obligations of Tenant hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, Acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of such party.

     29. Separability. If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the term of this lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby, and it is also the intention of the parties to this that in lieu of each clause or provision of this lease that is illegal, invalid, or unenforceable, there be added as part of this lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

     30. Entire Agreement: Amendments: Binding Effect. This lease contains the entire agreement between the parties and may not be altered, changed or amended, except by instrument in writing signed by both parties hereto. No provision of this lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms, provisions, covenants and conditions contained in this lease shall apply to, inure to the benefit of, and binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

     31. Quiet Enjoyment. Provided Tenant has performed all of the terms, covenants, agreements and conditions of this lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereof, without hindrance from landlord, subject to the terms and conditions of this lease.

     32. Rules and Regulations. Tenant and Tenant's agents, employees, and invitees will comply fully with all requirements of the rules and regulations of the Project and related facilities which are attached hereto as Exhibit "D", and made a part hereof as though fully set out herein. Landlord shall at all times have the right to change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for safety, care, or cleanliness of the Project, the Premises, or related facilities, and for preservation of good order therein, all of which rules and regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, servants, agents, visitors and invitees of Tenant.

     33. Broker's or Agent's Commission. Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this lease, except as listed below, and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from such claims, including without limitation attorneys' fees in connection therewith. Broker for Tenant is Partners National Real Estate Group, Inc. Broker for Landlord is Thompson Realty Corporation.

     34. Guaranty, Joint and Several Liability. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there be a guarantor of Tenant's obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor and Landlord need not first proceed against the Tenant hereunder before proceeding against such guarantor, nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation, in case of any amendments hereto, waivers hereof or failure to give such guarantor any notices hereunder.

    35. Interest. Any rent or other amount which becomes owing by Tenant to Landlord under this lease (including unpaid service charges) shall bear interest from the date of demand at the lesser of the highest lawful rate or ten percent (10%) per annum.

     36. Estoppel Certificate. Tenant will, at any time and from time to time, upon not less than ten (10) days' prior request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing executed by Tenant certifying that this lease is unmodified and in full effect (or, if there have been modifications, that this lease is in full effect as modified, and selling forth such modifications) and the dates to which the rent has been paid, and either stating that to the knowledge of the signer of such certificate no default exists hereunder or specifying each such default of which the signer may have knowledge; it being intended that any such statement by Tenant may be relied upon by any prospective purchaser or mortgagee of the Project. I.

     37. Landlord's Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and Landlord shall not be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder, which do not involve the personal liability of Landlord.

     38. Captions. The captions contained in this lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this lease.

     39. Gender. Words of any gender used in this lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

     40. Place of Performance. Tenant shall perform all covenants, conditions and agreements contained herein, including but not limited to payment of rent, in Dallas County, Texas. Any suit arising from or relating to this agreement shall be brought in Dallas County, Texas.

     41. I Relocation. Upon request by Landlord during the term of this lease, but only at a point in time that Tenant falls to occupy seventy-five percent (75%) of an entire floor in the Building, Tenant agrees to relocate to other space in the Building designated by Landlord, provided such other space is as large or larger than the Premises (the "Substitution Space"). If Landlord desires to exercise such right to relocate Tenant, it shall give Tenant at least sixty (60) days prior written notice thereof specifying the effective date of such substitution and the location of the Substitution Space (including any new expansion areas or right of first refusal areas if this lease contains any options for same). As of such effective date; (i) the description of the Premises set forth in this lease shall, without further act on the part of Landlord or Tenant, be deemed amended so that the Substitution Space shall, for all intents and purposes, be deemed to be the Premises hereunder and all of the terms, covenants, conditions, provisions and agreements of this lease shall continue in full force and effect and shall apply to the Substitution Space; and (ii) Tenant shall move from the existing Premises into the Substitution Space and shall vacate and surrender possession to Landlord of the existing Premises. Tenant shall have the option either to accept possession of the Substitution Space in its "as is" condition as of such effective date or to require Landlord to after the Substitution Space in the same manner as the existing Premises were altered pursuant to the Work Letter Agreement attached hereto as Exhibit "C". Such option shall be exercised by notice from Tenant to Landlord within ten (10) days after the aforesaid notice from Landlord to Tenant of such proposed relocation. If Tenant fails to deliver to Landlord within such ten (10) day period notice of its election, or if Tenant is in default under any of the terms, covenants, conditions, provisions or agreements of this lease as of the date of such notice by Landlord, Tenant shall be deemed to have elected to accept possession of the Substitution Space in its "as is" condition. If Landlord exercises this relocation right, Landlord shall, after receipt of paid invoices, promptly reimburse Tenant for Tenant's reasonable out-of-pocket expenses for (i) printing a reasonable supply of new business stationery, and
(ii) moving Tenant's furniture, equipment, supplies and telephones from the existing Premises to the Substitution Space.

     42. Moving Allowance. Upon Tenant's occupancy of the First Portion of the Premises and if no uncured event of default exists under this lease, Landlord agrees to pay Tenant a moving allowance equal to $8,250.00. Upon Tenant's occupancy of the Second Portion of the Premises and if no uncured event of default exists under this lease, Landlord agrees to pay Tenant a moving allowance equal to $6,864.75.

     43. Building Signage. After Tenant occupies the First Portion of the Premises, Tenant may, after having obtained any necessary governmental approvals and the written approval of Landlord, at Tenant's sole cost and expense, install a sign on the Building. Landlord will have the right to approve all aspects of such sign, in its reasonable discretion, including location, manner of installation, size, color, lettering, lighting, and content. Tenant agrees to remove such sign immediately at its sole cost and expense if Tenant is no longer occupying an entire floor in the Building, or if for any reason the lease is terminated or expires. In connection with the installation or removal of such sign, Tenant will repair any and all damage to the Building at Tenant's sole cost and expense.

     44.  Intentionally deleted.

     45.  Intentionally deleted.

     46. Lender Approval. This lease is subject to the approval of existing lienholders on the Building. If Landlord is unable to obtain any and all necessary lender approvals on or before April 15, 1997, this lease shall thereafter be null and void, any prepaid rent shall be returned to Tenant, and neither party shall have any liability to the other by reason of such cancellation.

     47. Special Provisions. Exhibits A, B, C, D, E, Rider No. 101 and Rider No. 201.

                       LANDLORD:          Collins Campbell Joint Venture,
                                           a Texas general partnership

                                          By: Jaytex Properties, Ltd.,
                                               a Texas limited partnership

                                              By: JRS Management, Inc.,
                                                   a Texas corporation

                                               By: /s/ W. T. Field
                                                   ---------------------------
                                                   W. T. Field, President

                       TENANT:            Telecom Technologies, Inc.

                                          By: /s/ ANOUSHEH ANSARI
                                             ---------------------------------
                                          Printed Name:  ANOUSHEH ANSARI
                                                        ----------------------
                                          Title:  PRESIDENT
                                                 -----------------------------

                                  EXHIBIT "A"
                                   SITE PLAN

TELECOM TECHNOLOGIES, INC.

PREMISES:  20,153 SQUARE FEET OF RENTABLE AREA

[Diagram of 3rd Level Floorplan]

                                  EXHIBIT "A"
                                   SITE PLAN

TELECOM TECHNOLOGIES, INC.
RIGHT OF FIRST REFUSAL SPACE

GROWTH AREA:  18,880 SQUARE FEET OF RENTABLE AREA

[Diagram of 2nd Level Floorplan]

                                  EXHIBIT "B"

                     RENTAL ESCALATION - OPERATING EXPENSES

     In addition to the basic rental payable by Tenant in accordance with Paragraph 1(e) of this lease, Tenant shall pay additional rent determined as follows:

     (a) For the purposes of this provision, the term "Basic Cost" shall mean any and all costs, expenses and disbursements of every kind and character (subject to the limitations set forth below) (specifically excluding leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving space for tenants, and costs incurred in lease disputes) which Landlord shall incur, pay or become obligated to pay in connection with the ownership of any estate or interest in, operation, maintenance, repair, replacement, and security of the Building, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following:

          (i) Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Building, including taxes, insurance, and benefits relating thereto.

          (ii) All supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building.

          (iii) Annual cost of all capital improvements made to the Building which although capital in nature can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any statutes, rules, regulations or directives hereafter promulgated by a governmental authority relating to energy, conservation, public safety or security, as amortized over the useful life of such improvements by Landlord for federal income tax purposes.

          (iv)   Cost of all utilities.

          (v) Cost of all maintenance and service agreements on equipment, including alarm service, window cleaning and elevator maintenance.

          (vi) Cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith.

          (vii) All taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by other, subsequently created or otherwise, and any other taxes, assessments or other governmental charges attributable to the Building or its operation, excluding, however, federal and state taxes on income.

          (viii) Cost of repairs, replacements, and general maintenance of the Building.

          (ix) Cost of service or maintenance contract with independent contractors for the operation, maintenance, repair, replacement, or security of the Building.

If Landlord incurs any such costs and expenses that are applicable to both The Atrium on Collins Phase I and Phase II, Landlord will apportion such costs and expenses between Phase I and Phase II as the Landlord, in the exercise of its reasonable judgment, deems appropriate.

There are specifically excluded from the definition of the term "Basic Cost" expenses for capital improvements made to the Building, other than capital improvements described in subparagraph (iii) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; expenses for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; interest, amortization or other payments on loans to Landlord, whether secured or unsecured; depreciation of the Building; legal expenses; and income, excess profits or franchise taxes or other such taxes imposed on or measured by the income of the Landlord from the operation of the Building.

     (b) Tenant shall during the term of this lease pay as additional rent an amount (the "Excess") equal to (i) the total amount of Basic Costs for a calendar year, divided by the rentable area of the Building, and multiplied by the rentable area of the Premises minus (ii) the product of the "Basic Costs Stop" (herein after defined) multiplied by the rentable area of the Premises. Basic Cost Stop is herein defined to be the quotient of the Basic Cost applicable to the Premises per calendar year 1998 divided by the number of square feet of rentable area in the Premises. Landlord may collect such additional rent in arrears on a calendar year basis. Beginning with January 1, 1999, and on each January 1 thereafter, Landlord shall also have the option to make a good faith estimate of the Excess for each upcoming calendar year and upon thirty (30) days' written notice to Tenant may require the monthly payment of such additional rent equal to 1/12 of such estimate. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to subparagraph (c) when actual Basic Cost is available for each calendar year. For the purposes of calculating the additional rental payable hereunder with respect to any fractional calendar year during the term of this lease, Landlord may either (i) estimate Basic Cost for the portion of the lease term during such partial year, or (ii) estimate Basic Cost for the entire calendar year and reduce the same to an amount bearing the same proportion to the full amount of estimated Basic Cost for such year as the number of days in such fractional calendar year bears to the total number of days in such full calendar year.

     (c) By April 1 of each calendar year during Tenant's occupancy, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in subparagraph (d). If for any calendar year additional rent collected for the prior year as a result of Landlord's estimate of Basic Cost is in excess of the additional rent actually due during such prior year, then Landlord shall refund to Tenant any overpayment. Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

     (d) With respect to any calendar year or partial calendar year during the term of this lease in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, the Basic Cost for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof.

     (e) If any amounts which become due by reason hereof are not paid by the 5th day following the day on which they are due, a service charge of 2% of such rental escalation amount shall become due and payable in addition to such rental escalation. Such service charge is for the purpose of reimbursing Landlord for the extra costs and expenses incurred in connection with the handling and processing of late rental escalation payments.

                                  EXHIBIT "C"
                             WORK LETTER AGREEMENT

Telecom Technologies, Inc.
2425 N. Central Expressway
Suite 910
Richardson, Texas 75080

Re: Suite 3000, 1701 N. Collins, The Atrium on Collins Phase II, Richardson, Texas, Specifically divided into two portions, the First Portion and the Second Portion

Ladies and Gentlemen:

     You (herein after referred to as "Tenant") and we (herein after referred to as "Landlord") are executing, simultaneously with this "Work Letter Agreement" (herein so called), a written lease (the "Lease") covering the space referred to above (hereinafter called the "Premises").

     To induce Tenant to enter into such Lease (which is hereby incorporated by reference) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

     1. Final Plans. Landlord agrees to provide, by Landlord's designated space planner, architect and/or engineer, the following Building Standard (hereinafter defined) space plans and architectural and mechanical drawings and specifications (hereinafter collectively referred to as the "Final Plans"), to be drawn for the First Portion and the Second Portion of the Premises on Tenant's behalf:

          (a) Complete Building Standard "Space Plans" (herein so called) for the layout of the Premises;

          (b) Complete, finished and detailed 1/8 inch scale architectural drawings and specifications for Tenant's partition layout, reflected ceiling, telephone and electrical outlets, and finish schedule for the work to be done by Landlord under Paragraph 3 hereof (the "Construction Plans"); and

          (c) Complete Building Standard mechanical plans and specifications where necessary for installation of normal air conditioning system and duct work and heating and electrical facilities for the work to be done by Landlord under Paragraph 3 hereof (the "MP & E Plans").

     Tenant shall pay all costs of preparing the Final Plans, subject, however, to the reimbursement provisions of Paragraph 7 below.

     2. Preparation of Final Plans: Changes to Final Plans. Tenant covenants and agrees to furnish to Landlord all information necessary for the preparation of each of the Space Plans, the Construction Plans and the M P & E Plans on or before January 31, 1997. Landlord will cause the Space Plans, the Construction Plans, and the M P & E Plans to be prepared from such information and will submit such plans to Tenant. Within ten (10) days after receipt thereof, Tenant shall approve the Space Plans, Construction Plans and M P & E Plans or indicate what changes, if any, that it desires to make. Such proposed changes, if any, shall be submitted to Landlord in writing for Landlord's written approval. If within ten (10) days after receipt thereof, Tenant fails to approve any of the Space Plans, Construction Plans and M P & E Plans or if Tenant fails to propose in writing any changes to be made to such Space Plans, Construction Plans and M P & E Plans, then Tenant shall be deemed to have approved each of same. Any redrawing of all or any of the Final Plans occasioned by Tenant after Tenant's approval (or deemed approval) thereof as well as any changes requested by Tenant in connection with its initial review of the Final Plans which are agreed to by Landlord shall be at Tenant's sole cost and expense and no portion of the Credit (as defined in Paragraph 7 below) shall be applicable to such costs.

     3. Construction of Improvements. Subject to each of Paragraph 2 and Paragraph 28 of the Lease, provided that Tenant has not committed an event of default pursuant to Paragraph 20 of the Lease, Landlord agrees to cause the improvements to the Premises to be constructed pursuant to and in substantial accordance with the Final Plans. The construction of such improvements in the Premises shall be at Tenant's sole cost and expense, subject, however, to the reimbursement provisions of Paragraph 7 below. Tenant acknowledges that commencement of construction of the work in the First Portion of the Premises will take place before commencement of construction of the work in the Second Portion of the Premises and the timing of such construction will be structured to achieve delivery of space in accordance with Paragraph 2 of the Lease. Tenant acknowledges that all work done in the Premises pursuant to this Work Letter Agreement shall be performed by a contractor (and such subcontractors, suppliers and laborers) designated by Landlord and approved by Tenant.

     4. Condition of Premises. Landlord will, at Landlord's sole cost and expense, construct all improvements to the Premises necessary to characterize the Premises as being in Shell Condition (hereinafter defined). As used herein the term "Shell Condition" means:

          (a)  The sprinkler system and sprinkler heads have been installed.

          (b)  The main ducting for the HVAC system has been installed.

          (c)  Electric lines have been run to junction boxes in the Premises.

          (d)  Semi-finished ceiling.

          (e)  Smooth concrete floor slab.

     5. Modifications to Shell Condition. To the extent that the Final Plans call for any modifications (herein "Shell Modifications") to the Shell Condition, the costs of such Shell Modifications shall be borne solely by Tenant, subject, however, to the reimbursement provisions of Paragraph 7 below. By way of example, and not by way of limitation, the following shall each be examples of Shell Modifications:

          (a) Any modifications to the existing sprinkler system, or the moving of existing sprinkler heads, or the installation of additional sprinkler heads.

          (b) Any modifications to the existing HVAC system, the moving of the existing duct work and/or diffusers, or the installation of additional duct work and/or diffusers.

          (c) Any rewiring of existing junction boxes, relocation of existing junction boxes, or installation of additional junction boxes.

     6. Building Standard. Tenant shall be required to use, and the Final Plans shall specify Building Standard (a) light fixtures, (b) doors, (c) ceiling tiles, and (d) hardware throughout the Premises and the costs of purchasing, transporting and installing each of the foregoing Building Standard items shall be borne solely by Tenant, subject, however, to the reimbursement provisions of Paragraph 7 below. Whenever the term "Building Standard" is used in this Work Letter Agreement, it shall mean the exclusive type, brand, quality, and/or quantity of materials Landlord designates from time to time to be the quality or quantity to be used in the Building.

     7. Payment of Costs: Credit. Tenant agrees to pay Landlord, promptly upon being billed therefor, the actual cost (labor, materials, architectural, space planning, engineering and other costs) of all work performed pursuant to this Work Letter Agreement plus a fee of four percent (4%) of such cost for Landlord's review, supervision and management of such work; Landlord shall have the right to submit interim statements of cost incurred which shall be promptly paid by Tenant to Landlord. Tenant agrees that all payments due to Landlord pursuant hereto shall constitute payments of additional rent and that in the event of default of payment thereof, Landlord shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease. Notwithstanding the above, so long as no event of default, as defined in Paragraph 20 of the Lease, shall have occurred, Landlord shall credit Tenant in an amount not to exceed $18.50 per square foot of Rentable Area in the Premises (the "Credit"), such Credit to be applied only against sums due from Tenant to Landlord pursuant to this Work Letter Agreement (exclusive of those sums which, pursuant to Paragraph 2 above are not eligible to be offset by the Credit).

     8. Delays. It is agreed that, notwithstanding the provisions of Paragraph 2 of the Lease, waiving Tenant's obligation for the payment of rental under Paragraph 1(f) of the Lease until the date on which Landlord can deliver possession of the Premises, if Landlord shall be delayed in substantially completing the work to be performed by Landlord pursuant to this Work Letter Agreement as a result of:

          (a) Tenant's failure to timely furnish information or specifications in accordance with Paragraph 2 above; or

          (b) Tenant's request for materials, finishes or installations other than Landlord's Building Standard; or

          (c) Tenant's changes in or modifications to any plans and specifications or any of the Final Plans; or

          (d) The performance of any work in the Premises by a person, firm or corporation employed by Tenant; (all such persons, firms or corporations being subject to the approval of Landlord);

Tenant's obligation for payment of rental under the Lease (as affected by such waiver) shall be accelerated by the number of days of such delay.

     9. Entry by Tenant's Agents. Landlord will permit Tenant and its agents to enter the Premises prior to the date specified for the commencement of Tenant's occupancy under the Lease, in order that Tenant may perform through its own contractors (to be first approved by Landlord) such other work and decorations as Landlord may approve at the same time that Landlord's contractors are working in the Premises. The foregoing license to enter prior to the commencement of the lease term, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. Such license is further conditioned upon workers' compensation and public liability insurance for bodily injury and property damage, all in amounts and with companies and on forms satisfactory to Landlord, being provided and at all times maintained by Tenant's contractors engaged in the performance of the work, and certificates of such insurance being furnished to Landlord prior to proceeding with the work. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry conditions shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to commencement of the lease term, the same being solely at Tenant's risk, and Tenant shall hold Landlord harmless from any claim, demand or action arising from activities of Tenant's contractors, workmen or mechanics.

     If the foregoing correctly sets forth our understanding, kindly acknowledge your approval in the space provided below whereupon this work letter shall become a binding agreement between us.

                                  Yours very truly,

                                  COLLINS CAMPBELL JOINT VENTURE
                                    a Texas general partnership

                                  By: Jaytex Properties, Ltd.,
                                        a Texas limited partnership

                                      By: JRS Management, Inc.,
                                            a Texas corporation

                                          By: /s/ W. T. Field
                                             ------------------------------
                                               W. T. Field, President

AGREED TO AND ACCEPTED
as of the 4th day of April, 1997.

TELECOM TECHNOLOGIES, INC.,
a Texas corporation

By: /s/ ANOUSHEH ANSARI
   -----------------------

Name: ANOUSHEH ANSARI
      --------------------

Title: PRESIDENT
       -------------------

                                  EXHIBIT "D"

                         BUILDING RULES AND REGULATIONS

1. Landlord agrees to furnish Tenant two keys to Tenant door at no charge and two keys to entry doors requiring a $10.00 refundable deposit. Additional keys will be furnished at a nominal charge.

2. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the Premises for Tenant, to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, celling, equipment or any other physical portion of the Building.

3. No Tenant shall at any time occupy any part of the Project as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein, or place or use in or about Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous material without prior written consent of Landlord.

5. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether such loss occurs when area is locked against entry or not.

6. No birds, fowl, dogs, animals or pets of any kind shall be brought into or kept in or about the Project.

7. Landlord will not permit entrance to Tenant's offices by use of pass key controlled by Landlord, to any person at any time without permission by Tenant, except employees, contractors, or service directly supervised or employed by Landlord.

8. None of the entries, passages, doors, elevators, hallways or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, or shall such areas be used at any time except for ingress or egress by Tenant, Tenant's agents, employees or invitees.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. No person shall waste water by interfering with the faucets or otherwise.

10. No person shall disturb the occupants of the Building by the use of any musical instruments, the making of raucous noises, or other unreasonable use.

11. Nothing shall be thrown out of the windows of the Building, or down the stairways or other passages.

12. Tenant shall not store any materials, equipment, products, etc., outside the Premises as shown on the plats attached hereto.

13. Tenant shall not erect any sign or other insignia upon or in any part of the Project or other portion of the Premises without the prior written consent of the Landlord.

14. Tenant shall comply with all local and federal codes and ordinances. In the event of fire or code problems, Tenant shall comply with such requirements.

15. Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Project grounds and surrounding areas.

16.  Corridor and passage doors when not in use shall be kept closed.

17. Movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be controlled by the Landlord. Landlord will determine the method of routing of such items so as to ensure the safety of all concerned.

18. Directories will be placed by the Landlord, at Landlord's expense, in the building and no other directories shall be permitted.

19. No signs, draperies, shutters, window coverings, decorations, hangings or obstructions of any type shall be placed on any skylights or on any doors or windows which are visible from outside the leased premises without the prior written consent of the Landlord.

20. All locks for doors in each tenant's leased area shall be building standard and no tenant shall place any additional lock or locks on any door in its leased area without Building Management's written consent.

21. Building Management shall have the authority to prescribe the weight and manner that safes and other heavy equipment are positioned.

22.  Tenant space that is visible from public areas must be kept neat and clean.

23. Standard climate control hours are 7 a.m. to 6 p.m., Monday through Friday, and 8 a.m. to 12 noon on Saturday. Landlord shall adjust thermostats to maintain building standard temperature. Tenant shall not attempt to adjust temperature control thermostats. Window blinds should remain down and lifted at a 45-degree angle toward the street to maintain temperatures and conserve energy.

24. Tenant will comply with all requirements necessary for the security of the Premises both during business hours and after hours and on weekends.

25. Tenants are to lock all office doors leading to corridors and to turn out all lights at the close of their working day.

26. The work of the janitor or cleaning personnel shall not be hindered by Tenant after 6:30 p.m. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service.

27. Employees of Landlord shall not receive or carry messages for or to any tenant or other person nor contact with or render free or paid services to any tenant or tenant's agent, employees or invitees.

28. Landlord desires to maintain standards of environment, comfort and convenience for its tenants. It will be appreciated if any undesirable conditions or lack of courtesy or attention by its employees are reported directly to Landlord.

29. All tenant modifications resulting from remodeling in or to the leased Premises must conform to the City of Richardson Building and Fire Codes and approved by Property Management in writing prior to performance of the work.

30. The Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, including but not limited to rules and regulations regarding hours of access to the Project, which rules when made and notice thereof given to a tenant shall be binding upon him in like manner as if originally prescribed. In the event of any conflict, inconsistency, or other difference between the terms and provisions of these rules and regulations and any lease now or hereafter in effect between Landlord and any tenant in the Building, Landlord shall have the right to rely on the term or provision in either such lease or such Rules and Regulations which is most restrictive on such tenant and most favorable to Landlord.

                                  EXHIBIT "E"
                              DESCRIPTION OF LAND

STATE OF TEXAS
COUNTY OF DALLAS
CITY OF RICHARDSON

WHEREAS, Collins Campbell Joint Venture, a Texas Joint Venture, is the owner of a tract of land situated in the WILLIAM HUGHES SURVEY, Abstract No. 573 in Dallas County, Texas and all of COLLINS ATRIUM ADDITION, on addition to the City of Richardson as recorded in Volume 85032, Page 3368 of the Deed Records of Dallas County, Texas (DRDCT) and being more particularly described as follows:

COMMENCING at the Intersection of the southerly right-of-way MUNICIPAL DRIVE (80 foot right-of-way) and the westerly right-of-way of NORTH COLLINS BOULEVARD (100 foot right-of-way);

THENCE departing the southerly right-of-way of said MUNICIPAL DRIVE and along the westerly right-of-way of NORTH COLLINS BOULEVARD South 00'06'07'' West, a distance of 450.00 feet to a 1/2 inch iron rod found for the POINT OF BEGINNING, said point being the most southeasterly corner of Lot 1, Block 1, COLLINS PLAZA recorded in Volume 83215, Page 2473 (DRDCT);

THENCE continuing along the westerly right-of-way of said NORTH COLLINS BOULEVARD South 00'06'07'' West, a distance of 387.48 feet to a 1/2 Inch Iron rod set for corner, said point being the most northeasterly corner of the UNIVERSITY PLACE TWO recorded in Volume 84114, Page 2132 (DRDCT);

THENCE departing the westerly right-of-way of said NORTH COLLINS BOULEVARD and along the northerly line of said UNIVERSITY PLACE TWO as follows:

     North 89'53'53'' West, a distance of 503.31 feet to a 1/2 inch iron rod found for corner;

     South 51'59'00'' West, a distance of 17.53 feet to a 1/2 inch Iron rod set for corner. in the northeasterly right-of-way of the G.C. & S.F. RAILROAD (150 foot right-of-way);

THENCE departing the northerly line of said UNIVERSITY PLACE TWO and along the northeasterly right-of-way of said RAILROAD North 38'01'00'' West, a distance of 221.82 feet to a 1/2 inch Iron rod. set for corner, said point being the most southwesterly corner of the RICHARDSON MEDICAL PARK recorded in Volume 79020, Page 5 (DRDCT);

THENCE departing the northeasterly right-of-way of said RAILROAD and along the southerly line of said RICHARDSON MEDICAL PARK North 51'54'32'' East, a distance of 408.39 feet to a 1/2 inch Iron rod found for corner, said point being found in the westerly line of said Lot 1, Block 1, COLLINS PLAZA;

THENCE departing the southerly line of said RICHARDSON MEDICAL PARK and along the westerly line of said Lot 1, Block 1 South 28'26'50'' East, a distance of
32.70 feet to a 1/2 inch Iron rod set for corner, said point being the most southwesterly corner of said Lot 1, Block 1;

THENCE departing the westerly line of said Lot 1, Block 1 and along the southerly line of said Lot 1, Block 1 South 89'53'53'' East, a distance of
317.43 feet to the POINT OF BEGINNING;

CONTAINING within these mates and bounds 4.866 acres or 211,952 square feet of land, more or less.

                                 RIDER NO. 101
                                 -------------
                                OPTION TO EXTEND
                                ----------------

Tenant at its option may extend the term of this lease for up to one (1) extension term(s) of five (5) years (each) by serving written notice thereof upon Landlord at least six (6) months before the expiration of the initial lease term (or the prior extension term), provided that at the time of such notice and at the commencement of such extended term, no event of default, as defined in Paragraph 20 of this lease, shall have occurred. Upon the service of such notice and subject to the conditions set forth in the preceding sentence, this lease shall be extended without the necessity of the execution of any further Instrument or document. Such extended term shall commence upon the expiration date of the initial lease term (or the prior extension term), expire upon the annual anniversary of such date five (5) years thereafter, and be upon the same terms, covenants, and conditions as provided in this lease for the initial term, except that the basic rental payable during each extended term shall be at the prevailing rate (the "Market Rate") for comparable space in the Building and office/buildings comparable to the Building located in Richardson, Dallas County, Texas, taking into consideration factors including, but not limited to, the quality of construction and finish of the Building, the ease of accessibility to the Building and the visibility of the Building from major thoroughfares, and the availability of free parking associated with the Building, at the commencement of each such extended term, which new basic rental shall be adjusted as provided in and under this lease. Payment of all additional rent and other charges required to be made by Tenant as provided in this lease for the initial term shall continue to be made during each such extended term. Any termination of this lease during the initial term (or the prior extension term) shall terminate all rights of extension hereunder. Any assignment or subletting by Tenant pursuant to Paragraph 11 of this lease, except an assignment or subletting to a Fortune 1000 company specifically described under Paragraph 11, shall terminate the option(s) of Tenant contained herein, except for a permitted transfer described in Paragraph 11. Notwithstanding the foregoing, in no event shall the monthly rental installment for any extension term be less than the monthly rental installment during the last year of the initial term (or the prior extension term).

                                 RIDER NO. 201

                             RIGHT OF FIRST REFUSAL

Provided this lease is then in full force and effect and no event of default, as defined in Paragraph 20 of this lease, shall have occurred, Tenant shall have the right of first refusal as hereinafter described to lease all (or any applicable part) of the space (the "Right of First Refusal Space") containing approximately 18,880 square feet of rentable area which is labelled on Exhibit "A" to this lease as the "Growth Area"; subject to the rights of the existing tenant, Thompson Realty Investment Corporation, on 9,847 square feet of rentable area comprising the northern portion of the Growth Area, at such time as Landlord engages in negotiations with a prospective tenant, exercisable at the following times and upon the following conditions:

     1. If Landlord enters into negotiations with a prospective tenant to lease all or any part of the Right of First Refusal Space, Landlord shall notify Tenant of such fact and shall include in such notice the rent, term, and other terms (including finish out) at which Landlord is prepared to offer such Right of First Refusal Space to such prospective tenant. Tenant shall have a period of five (5) days from the date of delivery of the notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the entire
          Right of First Refusal Space. If Tenant fails to give any notice to Landlord within the required five (5) day period, Tenant shall be deemed to have waived its right to lease the Right of First Refusal Space.

     2. If Tenant so waives its right to lease the Right of First Refusal Space (either by giving written notice thereof or by failing to give any notice), Landlord shall have the right thereafter to lease all or the applicable portion of the Right of First Refusal Space to the prospective tenant and upon the execution of such lease between Landlord and the prospective Tenant this Right of First Refusal shall thereafter be null, void and of no further force or effect.

     3. If Landlord does not enter into a lease with such prospective tenant covering all or the applicable portion of the Right of First Refusal Space, Landlord shall not thereafter engage in other lease negotiations with respect to the Right of First Refusal Space without first complying with the provisions of this Rider No. 201.

     4. Upon the exercise by Tenant of its right of first refusal as provided in this Rider No. 201, Landlord and Tenant shall, within ten (10) days after Tenant delivers to Landlord notice of its election, enter into a lease covering the Right of First Refusal Space for the rent, for the term, and containing such other terms and conditions as Landlord notified Tenant pursuant to paragraph 1 above.

     5. Any assignment or subletting by Tenant pursuant to Paragraph 11 of this lease, except for an assignment of subletting specifically permitted under Paragraph 11 without Landlord's consent, shall terminate the right of first refusal of Tenant contained herein. Notwithstanding anything to the contrary contained in this Rider No. 201, upon the second anniversary of the Commencement Date of this lease, the right of first refusal of Tenant contained herein shall terminate and be of no further force or effect.

[Diagram of Preliminary Signage]

[Diagram of Sign]

[Blueprint of East Elevation with signage detail]